SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2)) [X] Definitive Proxy Statement

[_]   Definitive Additional Materials

[_]   Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

                           Hemispherx Biopharma, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required.

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                           HEMISPHERX BIOPHARMA, INC.
                               1617 JFK Boulevard
                        Philadelphia, Pennsylvania 19103

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 22, 2005

To the Stockholders of Hemispherx Biopharma, Inc.:

      You are cordially invited to attend the Annual Meeting of Stockholders of Hemispherx Biopharma, Inc. ("Hemispherx"), a Delaware corporation, to be held at the Embassy Suites, 1776 Benjamin Franklin Parkway, Philadelphia Pennsylvania 19103, on Wednesday, June 22, 2005, at 10:00 a.m. local time, for the following purposes:

            1. To elect six members to the Board of Directors of Hemispherx to serve until their respective successors are elected and qualified;

            2. To ratify the selection by Hemispherx's audit committee of BDO Seidman, LLP, independent registered public accountants, to audit the financial statements of Hemispherx for the year ending December 31, 2005;

            3. To transact such other matters as may properly come before the meeting or any adjournment thereof.

      Only stockholders of record at the close of business on April 25, 2005 are entitled to notice of and to vote at the meeting.

      A proxy statement and proxy are enclosed. If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the self addressed stamped envelope provided. If you attend the meeting in person, you may withdraw your proxy and vote your shares. We have also enclosed our annual report on Form 10-K for the fiscal year ended December 31, 2004.

                                         By Order of the Board
                                         of Directors

                                         s\Ransom W. Etheridge, Secretary

Philadelphia, Pennsylvania
May 13, 2005

          -----------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

                    We urge you to promptly vote your shares
                  by completing, signing, dating and returning
                    your proxy card in the enclosed envelope.
          -----------------------------------------------------------

                                 PROXY STATEMENT

                           HEMISPHERX BIOPHARMA, INC.
                               1617 JFK Boulevard
                        Philadelphia, Pennsylvania 19103

                                  INTRODUCTION

      This proxy statement is furnished in connection with the solicitation of proxies for use at the annual meeting of stockholders of Hemispherx Biopharma, Inc. ("Hemispherx" or the "Company") to be held on Wednesday, June 22, 2005, and at any adjournments. The accompanying proxy is solicited by the Board of Directors of Hemispherx and is revocable by the stockholder by notifying Hemispherx's Corporate Secretary at any time before it is voted, or by voting in person at the annual meeting. This proxy statement and accompanying proxy will be distributed to stockholders beginning on or about May 10, 2005. The principal executive offices of Hemispherx are located at 1617 JFK Boulevard, Philadelphia, Pennsylvania 19103, telephone (215) 988-0080.

                      OUTSTANDING SHARES AND VOTING RIGHTS

RECORD DATE; OUTSTANDING SHARES

      Only stockholders of record at the close of business on April 25, 2005, the record date, are entitled to receive notice of, and vote at the annual meeting. As of the record date, the number and class of stock outstanding and entitled to vote at the meeting was 50,028,237 shares of common stock, par value $.001 per share. Each share of common stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.

      The six nominees receiving the highest number of votes cast by the holders of common stock represented and voting at the meeting will be elected as
Hemispherx's directors and constitute the entire Board of directors of Hemispherx. The affirmative vote of at least a majority of the shares represented and voting at the annual meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 2.

REVOCABILITY OF PROXIES

      If you attend the meeting, you may vote in person, regardless of whether you have submitted a proxy. Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by filing, with the corporate secretary of Hemispherx at its principal offices, 1617 JFK Boulevard, Suite 660, Philadelphia, PA 19103, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.

VOTING AND SOLICITATION

      Every stockholder of record is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. There are no cumulative voting rights. By submitting your proxy, you authorize William A. Carter and Ransom W. Etheridge and each of them to represent you and vote your shares at the meeting in accordance with your instructions. Messrs. Carter and Etheridge and each of them may also vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournment or postponement of the meeting.

      Hemispherx has borne the cost of preparing, assembling and mailing this proxy solicitation material. The total cost estimated to be spent and the total expenditures to date for, in furtherance of, or in connection with the solicitation of stockholders is approximately $35,000. Hemispherx may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to beneficial owners. Proxies may be solicited by certain of Hemispherx's directors, officers and employees, without additional compensation, personally, by telephone or by facsimile.

      We have hired the firm of MacKenzie Partners, Inc. to assist in the solicitation of proxies on behalf of the Board of Directors. MacKenzie has agreed to perform this service for a proposed fee of $5,000 plus out-of-pocket expenses.

ADJOURNED MEETING

      The chair of the meeting may adjourn the meeting from time to time to reconvene at the same or some other time, date and place. Notice need not be given of any such adjournment meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. If the time, date and place of the adjournment meeting are not announced at the meeting which the adjournment is taken, then the Secretary of the Company shall give written notice of the time, date and place of the adjournment meeting not less than ten
(10) days prior to the date of the adjournment meeting. Notice of the adjournment meeting also shall be given if the meeting is adjourned in a single adjournment to a date more than 30 days or in successive adjournments to a date more than 120 days after the original date fixed for the meeting.

TABULATION OF VOTES

      The votes will be tabulated and certified by Hemispherx's transfer agent.

VOTING BY STREET NAME HOLDERS

      If you are the beneficial owner of shares held in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated as "broker non-votes").

QUORUM; ABSTENTIONS; BROKER NON-VOTES

      The required quorum for the transaction of business at the annual meeting is a majority of the shares of common stock entitled to vote at the annual meeting, in person or by proxy. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares represented and voting the votes cast at the annual meeting with respect to such matter.

      While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, Hemispherx believes that abstentions should be counted for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business; and (ii) the total number of votes cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, Hemispherx intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal (other than the election of directors).

      Under current Delaware case law, while broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Hemispherx intends to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

      Proposals of stockholders to be considered for inclusion in the Proxy Statement and proxy card for the 2006 Annual Meeting of Stockholders must be received by the Company's Secretary, at Hemispherx Biopharma, Inc., 1617 JFK Boulevard, Philadelphia, PA 19103 no later than January 21, 2006.

      Pursuant to the Company's Restated and Amended Bylaws all stockholder proposals may be brought before an annual meeting of stockholders only upon timely notice thereof in writing having been given the Secretary of the Company. To be timely, a stockholder's notice, for all stockholder proposals other than the nomination of candidates for director, shall be delivered to the Secretary at the principal executive offices of the Company not less than sixty (60) nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, the stockholder's notice in order to be timely must be so received not later than the close of business on the tenth
(10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. To be timely, a stockholder's notice, with respect to a stockholder proposal for nomination of candidates for director, shall be delivered to the Secretary at the principal executive offices of the Company not less than ninety (90) nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, the stockholder's notice in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. Provided, however, in the event that the stockholder proposal relates to the nomination of candidates for director and the number of directors to be elected to the Board of Directors of the Company at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company. All stockholder proposals must contain all of the information required under the Company's Bylaws, a copy of which is available upon written request, at no charge, from the Secretary. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                            PROPOSALS TO STOCKHOLDERS

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

      Each nominee to the Board of Directors will serve until the next annual meeting of stockholders, or until his earlier resignation, removal from office, death or incapacity.

      Unless otherwise specified, the enclosed proxy will be voted in favor of the election of William A. Carter, Richard C. Piani, Ransom W. Etheridge, William M. Mitchell, Iraj-Eqhbal Kiani, and Steven D. Spence. Information is furnished below with respect to all nominees.

      Set forth below is the biographical information of the nominees and Directors of Hemispherx:

WILLIAM A. CARTER, M.D., 67, the co-inventor of Ampligen, joined Hemispherx in 1978, and has served as: (a) Hemispherx's Chief Scientific Officer since May 1989; (b) the Chairman of Hemispherx's Board of Directors since January 1992;
(c) Hemispherx's Chief Executive Officer since July 1993; (d) Hemispherx's President from April 1995 to February 2005; and (e) a director since 1987. From 1987 to 1988, Dr. Carter served as Hemispherx's Chairman. Dr. Carter was a leading innovator in the development of human interferon for a variety of treatment indications including various viral diseases and cancer. Dr. Carter received the first FDA approval to initiate clinical trials on beta interferon product manufactured in the U.S. under his supervision. From 1985 to October 1988, Dr. Carter served as Hemispherx's Chief Executive Officer and Chief
Scientist. He received his M.D. degree from Duke University and underwent his post-doctoral training at the National Institutes of Health and Johns Hopkins University. Dr. Carter also served as Professor of Noeplastic Diseases at Hahnemann Medical University, a position he held from 1980 to 1998. Dr. Carter served as Director of Clinical Research for Hahnemann Medical University Institute for Cancer and Blood Diseases, and as a professor at Johns Hopkins School of Medicine and the State University of New York at Buffalo. Dr. Carter is a Board certified physician and author of more than 200 scientific articles, including the editing of various textbooks on anti-viral and immune therapy.

RICHARD C. PIANI, 78, has been a director of Hemispherx since May 1995. Mr. Piani was employed as a principal delegate for Industry to the City of Science and Industry, Paris, France, a scientific and educational complex, from 1985 through 2000. Mr. Piani provided consulting to Hemispherx in 1993, with respect to general business strategies for Hemispherx's European operations and markets. Mr. Piani served as Chairman of Industrielle du Batiment-Morin, a building materials corporation, from 1986 to 1993. Previously Mr. Piani was a Professor of International Strategy at Paris Dauphine University from 1984 to 1993. From 1979 to 1985, Mr. Piani served as Group Director in Charge of International and Commercial Affairs for Rhone-Poulenc and from 1973 to 1979 he was Chairman and Chief Executive Officer of Societe "La Cellophane", the French company which invented cellophane and several other worldwide products. Mr. Piani has a Law degree from Faculte de Droit, Paris Sorbonne and a Business Administration degree from Ecole des Hautes Etudes Commerciales, Paris.

RANSOM W. ETHERIDGE, 65, has been a director of Hemispherx since October 1997, and presently serves as our secretary and general counsel. Mr. Etheridge first became associated with Hemispherx in 1980 when he provided consulting services to Hemispherx and participated in negotiations with respect to Hemispherx's initial private placement through Oppenheimer & Co., Inc. Mr. Etheridge has been practicing law since 1967, specializing in transactional law. Mr. Etheridge is a member of the Virginia State Bar, a Judicial Remedies Award Scholar and has served as President of the Tidewater Arthritis Foundation. He is a graduate of Duke University and the University of Richmond School of Law.

WILLIAM M. MITCHELL, M.D., 70, has been a director since July 1998. Dr. Mitchell is a Professor of Pathology at Vanderbilt University School of Medicine. Dr. Mitchell earned an M.D. from Vanderbilt and a Ph.D. from Johns Hopkins University, where he served as an Intern in Internal Medicine, followed by a Fellowship at its School of Medicine. Dr. Mitchell has published over 200 papers, reviews and abstracts dealing with viruses and anti-viral drugs. Dr. Mitchell has worked for and with many professional societies, including the International Society for Interferon Research, and committees, among them the National Institutes of Health, AIDS and Related Research Review Group. Dr. Mitchell previously served as a director of Hemispherx from 1987 to 1989.

IRAJ-EQHBAL KIANI, M.B.A., PH.D., 59, was appointed to the Board of Directors on May 1, 2002. Dr. Kiani is a citizen of England and resides in Newport, California. As a native of Iran, Dr. Kiani served in various local government positions including the Governor of Yasoi, Capital of Boyerahmad, Iran. In 1980, Dr. Kiani moved to England, where he established and managed several trading companies over a period of some 20 years. Dr. Kiani is an international planning and logistic specialist. Dr. Kiani received his Ph.D. degree from the University of Warwick in England.

Steven D. Spence, 46, was appointed to the Board of Directors in March 2005. Mr. Spence is currently Managing Partner of Valued Ventures, a consultancy Mr. Spence founded in 2003 to foster the development of micro and small cap companies. For the six years prior to founding Valued Ventures, Mr. Spence performed the duties as Managing Director at Merrill Lynch. Prior to his tenure as Managing Director, Mr. Spence has held several high-ranking management positions within Merrill Lynch including Chief Operating Officer for the Security Services Division, Global Head of the Broker Dealer Security Services Division, and Global Head of Financial Futures and Options. Mr. Spence is a graduate of Columbia University in New York City.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF HEMISPHERx AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" ALL SIX OF THE ABOVE-NAMED NOMINEE DIRECTORS OF HEMISPHERX.

                      INFORMATION CONCERNING BOARD MEETINGS

      The Board of Directors is responsible for the management and direction of Hemispherx and for establishing broad corporate policies. A primary responsibility of the Board is to provide effective governance over the Company's affairs for the benefit of its stockholders. In all actions taken by the Board, the Directors are expected to exercise their business judgment in what they reasonably believe to be the best interests of the Company. In discharging that obligation, Directors may rely on the honesty and integrity of the Company's senior executives and its outside advisors and auditors.

      The Board of Directors and various committees of the Board meet periodically throughout the year to receive and discuss operating and financial reports presented by the chairman of the Board, the chief executive officer and chief financial officer as well as reports by experts and other advisors. Corporate review sessions are also offered to Directors to help familiarize them with Hemispherx's technology and operations. Members of the Board are encouraged to attend Board meetings in person, unless the meeting is held by teleconference. The Board held seven meetings in 2004. All committee members attended these meetings except for Dr. Kiani who attended four of the seven meetings. Directors are expected to attend the Annual Meeting absent unusual circumstances, although Hemispherx has no formal policy on the matter. All of the Directors except one attended the 2004 Annual Meeting.

      In March 2005, Steven D. Spence was appointed to the Board of Directors of Hemispherx Biopharma, Inc. to serve until his successor is elected and qualified.

      Dr. Esteve resigned from the Board on December 16, 2004, after serving one year.

      In 2004, the non-employee members of the Board of Directors met two times in executive session, i.e. with no employee Directors or management personnel present. In April 2005, Richard Piani was appointed the Lead Director to preside over future meetings. Interested persons may contact the Lead Director or the non-employee Directors by sending written comments through the Office of the Secretary of the Company. The Office will either forward the original materials as addressed or provide Directors with summaries of the submissions, with the originals available for review at the Directors' request.

                 INFORMATION CONCERNING COMMITTEES OF THE BOARD

      The Board of Directors maintains the following committees:

Executive Committee.

      The Executive Committee is composed of William A. Carter, Chief Executive Officer, Ransom W. Etheridge, Secretary and director, and Steven D. Spence, director. Mr. Spence was appointed to the Committee in April 2005. The Executive Committee had one meeting in 2004. All committee members attended these meetings. The Committee assists the Board by making recommendations to management regarding general business matters of Hemispherx.

Compensation Committee.

      The Compensation Committee is composed of Dr. William Mitchell, director, Richard C. Piani, director, and Dr. Iraj-Eqhbal Kiani, director. Dr. Kiani was appointed to the Committee in April 2005. The Compensation Committee makes recommendations concerning salaries and compensation for officers, employees of and consultants to Hemispherx. This committee met twice in 2004 and all committee members were in attendance

Corporate Governance and Nomination Committee.

      In 2004, the Nominating Committee had one meeting and all members were present.

      In April 2005, in conjunction with the Board reconfiguration of the Nominating Committee to include corporate governance, the Board of Directors appointed Steven D. Spence to the newly formed Corporate Governance and
Nomination Committee. This Corporate Governance and Nomination Committee consists of Dr. William Mitchell, Committee Chair, Richard Piani and Steven Spence. All of the members of the Committee meet the independence standards contained within the AMEX Company Guide and the Hemispherx Corporate Governance Guidelines. The full text of the Corporate Governance and Nomination Committee Charter as well as the Corporate Governance Guidelines, as approved by the Board, are available on our website: www.hemispherx.net.

      As discussed below, the Committee is responsible for recommending candidates to be nominated by the Board for election by the stockholders or to be appointed by the Board of Directors to fill vacancies consistent with the criteria approved by the Board. It also is responsible for periodically assessing Hemispherx's Corporate Governance Guidelines and making recommendations to the Board for amendments, recommending to the Board the compensation of Directors, taking a leadership role in shaping corporate governance, and overseeing an annual evaluation of the Board.

      The Corporate Governance and Nomination Committee is responsible for identifying candidates who are eligible under the qualification standards set forth in Hemispherx's Corporate Governance Guidelines to serve as members of the Board. It is authorized to retain search firms and other consultants to assist it in identifying candidates and fulfilling its other duties. The Committee is not limited to any specific process in identifying candidates and will consider candidates suggested by stockholders. Candidates are recommended to the Board after consultation with the Chairman of the Board. In recommending Board candidates, the Committee considers a candidate's: (1) general understanding of elements relevant to the success of a large publicly traded company in the current business environment, (2) understanding of Hemispherx's business, and
(3) educational and professional background. The Committee also gives consideration to a candidate's judgment, competence, anticipated participation in Board activities, experience, geographic location and special talents or personal attributes. Stockholders who wish to suggest qualified candidates should write to the Corporate Secretary, Hemispherx Biopharma, Inc., 1617 JKF Blvd., Ste. 660, Philadelphia, PA 19103, stating in detail the qualifications of such persons for consideration by the Committee.

      The Company aspires to the highest standards of ethical conduct; reporting results with accuracy and transparency; and maintaining full compliance with the laws, rules and regulations that govern the Company's business. Hemispherx's Corporate Governance Guidelines embody many of our policies and procedures which are the foundation of our commitment to best practices. The guidelines are reviewed annually, and revised as necessary to continue to reflect best practices.

Audit Committee and Audit Committee Expert.

      Hemispherx's Audit Committee of the Board of Directors consists of Richard Piani, Committee Chairman, William Mitchell, M.D. and Steven Spence. Mr. Piani, Dr. Mitchell, and Mr. Spence are all determined by the Board of Directors to be independent directors as required under Section 121B(2)(a) of the AMEX Company Guide. Mr. Spence serves as the financial expert as defined in Securities and Exchange Commission rules on the committee. Hemispherx believes Mr. Piani, Dr. Mitchell, and Mr. Spence to be independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee. The principal functions of the Audit Committee are to (i) assist the Board in fulfilling its oversight responsibility relating to the annual independent audit of Hemispherx's consolidated financial statements and internal control over financial reporting, the engagement of the independent registered public accounting firm and the evaluation of the independent registered public accounting firm's qualifications, independence and performance (ii) prepare the reports or statements as may be required by AMEX or the securities laws, (iii) assist the Board in fulfilling its oversight responsibility relating to the integrity of Hemispherx's financial statements and financial reporting process and Hemispherx's system of internal accounting and financial controls, (iv) discuss the financial statements and reports with management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management, and (vi) review disclosures by independent accountants concerning relationships with Hemispherx and the performance of Hemispherx's independent accountants.

      The Audit  Committee  Charter is attached to this proxy statement as Annex
A.

Audit Committee Report.

      The primary responsibility of the Audit Committee (the "Committee") is to assist the Board of Directors in discharging its oversight responsibilities with respect to financial matters and compliance with laws and regulations. The primary methods used by the Committee to fulfill its responsibility with respect to financial matters are:

      o To appoint, evaluate, and, as the Committee may deem appropriate, terminate and replace our independent auditors;

      o     To monitor the independence of our independent auditors;

      o     To determine the compensation of our independent auditors;

      o To pre-approve any audit services, and any non-audit services permitted under applicable law, to be performed by our independent auditors;

      o To review our risk exposures, the adequacy of related controls and policies with respect to risk assessment and risk management;

      o To monitor the integrity of our financial reporting processes and systems of control regarding finance, accounting, legal compliance and information systems;

      o To facilitate and maintain an open avenue of communication among the Board of Directors, management and our independent auditors.

      The Audit Committee is composed of three Directors, and the Board has determined that each of those Directors is independent as that term is defined in Sections 121(B)(2)(a) of the American Stock Exchange Company Guide.

      In April 2005, the Board elected Mr. Spence, replacing Dr. Iraj-Eqhbal Kiani, and re-elected Mr. Piani and Dr. Mitchell to the Audit Committee, subject to their election to the Board by stockholders at the Annual Meeting.

      The Committee met four times in 2004. All committee members were present at the meetings except for Dr. Iraj-Eqhbal Kiani who was present at only two of these meetings.

      In discharging its responsibilities relating to internal controls, accounting and financial reporting policies and auditing practices, the Committee discussed with our independent registered public accountants, BDO Seidman, LLP, the overall scope and process for its audit. The Committee regularly meets with BDO Seidman, LLP, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls and the overall quality of our financial reporting.

      The Committee has discussed with BDO Seidman, LLP its judgments about the quality, in addition to the acceptability, of our accounting principles as applied in our financial reporting, as required by Statement on Auditing Standards No. 61 "Communications with Audit Committees."

      The Committee also has received the written disclosures and a letter from BDO Seidman, LLP that is required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with BDO Seidman, LLP their independence.

      The Committee has met and held discussions with management. The Committee has reviewed and discussed with management Hemispherx's audited consolidated financial statements as of and for the fiscal year ended December 31, 2003 and the audited consolidated financial statements as of and for the fiscal year ended December 31, 2004 as well as The internal control requirements of the Sarbanes-Oxley Act.

      Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report for the year ended December 31, 2004.

      This report is respectfully submitted by the members of the Audit Committee of the Board of Directors.

                           Richard C. Piani, Chairman
                               William M. Mitchell
                                Steven D. Spence

Strategic Planning Committee.

      The Strategic Planning Committee is composed of William A. Carter, Richard
C. Piani, and Ransom Etheridge. Mr. Etheridge was appointed to the Committee in April 2005. The Committee met one time in 2004 and all committee members were in attendance. The Strategic Planning Committee makes recommendations to the Board of Directors of priorities in the application of Hemispherx's financial assets and human resources in the fields of research, marketing and manufacturing. The Strategic Planning Committee has engaged a number of leading consultants in healthcare, drug development and pharmaeconomics to assist in the analysis of various products being developed and/or potential acquisitions being considered by Hemispherx.

Lead Director

In April 2005, the Company designated Richard Piani as lead director. Mr. Piani has been a director of the Company Since 1995. The lead director: (i) presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent Directors; (ii) serves as liaison between the Chairman and the independent Directors; (iii) approves information sent to the Board; (iv) approves meeting agendas for the Board; (v) approves meeting schedules to assure that there is sufficient time for discussion of all agenda items; (vi) has the authority to call meetings of the independent Directors; and (vii) if requested by major shareholders, ensure that he is available for consultation and direct communication.

Code of Ethics and Business Conduct

Hemispherx's Board of Directors adopted a code of ethics and business conduct for officers, directors and employees that went into effect on May 19, 2003. This code has been presented and reviewed by each officer, director and employee. You may obtain a copy of this code by visiting our web site at www.hemispherx.net or by written request to our Office Administrator at 1617 JFK Boulevard, Suite 660, Philadelphia, PA 19103. Our Board of Directors is required to approve any waivers of the code of ethics and business conduct for Directors or executive officers and we are required to disclose any such waiver in a Current Report on Form 8-K within four business days.

Stock Ownership Guidelines

      In April 2005, the Board of Directors adopted a set of stock ownership guidelines for Directors and officers. The Board believes that Directors and officers more effectively represent the interest of Hemispherx's shareholders if they are shareholders themselves. At this time, most of our Directors and officers are shareholders and this guideline was adopted to assure that the present Directors and officers continue to participate as well as future Directors and officers. The full text of the Stock Ownership Guidelines, as approved by the Board, are available on our website: www.hemispherx.net.

Communication with the Board of Directors

      Interested parties wishing to contact the Board of Directors of the Company may do so by writing to the following address: Board of Directors, c/o Ransom Etheridge, Director, Corporate Secretary and General Counsel, 2610 Potters Rd., Virginia Beach, VA 23452. All letters received will be categorized and processed by the Corporate Secretary and then forwarded to the Company's Board or Directors.

Director Attendance at Annual Meetings of Shareholders

      Directors are encouraged, but not required, to attend the Annual Meeting of Stockholders. At the 2004 Annual Meeting, five of the six sitting Directors were in attendance.

                    INFORMATION CONCERNING EXECUTIVE OFFICERS

      The following sets forth biographical information about Hemispherx's executive officers and key personnel:

Name                        Age     Position

William A. Carter, M.D.     67      Chairman and Chief Executive Officer

R. Douglas Hulse            61      President

Robert E. Peterson          68      Chief Financial Officer

David R. Strayer, M.D.      59      Medical Director, Regulatory Affairs
                                    Vice President of Regulatory Affairs,
                                    Quality Control and

Mei-June Liao, Ph.D.        54      Research and Development

Robert Hansen               61      Vice President of Manufacturing

Carol A. Smith, Ph.D.       55      Director of Process Development

Ransom W. Etheridge         65      Secretary and General Counsel

      For biographical information about William A. Carter, M.D. and Ransom Etheridge, please see the discussion under the heading "Proposal No. 1 Election of Directors" above.

      R. DOUGLAS HULSE was appointed our President and Chief Operating Officer in February 2005. Mr. Hulse has been an executive director at Sage Group, Inc., an international organization providing senior level strategic management services to the biotechnology and pharmaceutical sector, since 1995. Mr. Hulse is a Phi Beta Kappa graduate of Princeton University with a cum laude degree in chemistry and the holder of S.M. Degrees in both management and Chemical Engineering from M.I.T., previously served as our Chief Operating Officer in 1996 and 1997. Mr. Hulse devotes approximately 40 to 50% of his time to our business.

      ROBERT E. PETERSON has served as our Chief Financial Officer since April, 1993 and served as an Independent Financial Advisor to us from 1989 to April, 1993. Also, Mr. Peterson has served as Vice President of the Omni Group, Inc., a business consulting group based in Tulsa, Oklahoma since 1985. From 1971 to 1984, Mr. Peterson worked for PepsiCo, Inc. and served in various financial management positions including Vice President and Chief Financial Officer of PepsiCo Foods International and PepsiCo Transportation, Inc. Mr. Peterson is a graduate of Eastern New Mexico University.

      DAVID R. STRAYER, M.D. who served as Professor of Medicine at the Medical College of Pennsylvania and Hahnemann University, has acted as our Medical Director since 1986. He is Board Certified in Medical Oncology and Internal Medicine with research interests in the fields of cancer and immune system disorders. Dr. Strayer has served as principal investigator in studies funded by the Leukemia Society of America, the American Cancer Society, and the National Institutes of Health. Dr. Strayer attended the School of Medicine at the University of California at Los Angeles where he received his M.D. in 1972.

      MEI-JUNE LIAO, Ph.D. has served as Vice President of Regulatory Affairs, Quality and Research & Development since October 2003 and as Vice President of Research & Development since March 2003 with responsibilities for the regulatory, quality control and product development of Alferon(R). Before the acquisition of certain assets of ISI, Dr. Liao was Vice President of Research and Development from 1995 to 2003 and held senior positions in the Research and Development Department of ISI from 1983 to 1994. Dr. Liao received her Ph.D. from Yale University in 1980 and completed a three year postdoctoral appointment at the Massachusetts Institute of Technology under the direction of Nobel Laureate in Medicine, Professor H. Gobind Khorana. Dr. Liao has authored many scientific publications and invention disclosures.

      ROBERT HANSEN joined us as Vice President of Manufacturing in 2003 upon the acquisition of certain assets of ISI. He is responsible for the manufacture of Alferon N(R). Mr. Hansen had been Vice President of Manufacturing for ISI since 1997, and served in various capacities in manufacturing since joining ISI in 1987. He has a B.S. degree in Chemical Engineering from Columbia University in 1966.

      CAROL A. SMITH, Ph.D. is Director of Process Development and has served as our Director of Manufacturing and Process Development since April 1995, as Director of Operations since 1993 and as the Manager of Quality Control from 1991 to 1993, with responsibility for the manufacture, control and chemistry of Ampligen(R). Dr. Smith was Scientist/Quality Assurance Officer for Virotech International, Inc. from 1989 to 1991 and Director of the Reverse Transcriptase and Interferon Laboratories and a Clinical Monitor for Life Sciences, Inc. from 1983 to 1989. She received her Ph.D. from the University of South Florida College of Medicine in 1980 and was an NIH post-doctoral fellow at the Pennsylvania State University College of Medicine.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Ransom W. Etheridge, our secretary and one of our Directors, is an attorney in private practice, who renders corporate legal services to us from time to time, for which he has received fees totaling $60,000 in 2004.

      Richard C. Piani, one of our independent Directors and Chairman of our audit committee, lives in Paris, France and assisted our European subsidiaries in their dealings with medical institutions and the European Medical Evaluation Authority. The services provided by Mr. Piani were terminated in September 2003. For these services, Mr. Piani was paid approximately $44,500, $49,500 and $4,500 for the years ended December 31, 2001, 2002, and 2003, respectively.

      Dr. William Mitchell, another of our independent Directors and member of the Audit Committee, assisted us in establishing clinical trial protocols and performed other scientific work for us from time to time. The services provided by Dr. Mitchell were terminated in September 2003. For these services, Dr. Mitchell was paid $45,500, $60,000 and $25,600 for the years ending December 31, 2001, 2002 and 2003, respectively.

      We believe that we are in compliance with the Corporate Governance and Audit Committee Guidelines set forth in the Company Guide of the American Stock Exchange.

      Through November 2002, William A. Carter, our Chief Executive Officer, had received an aggregate of $12,106 in short term advances which were repaid as of December 31, 2002. All advances bore interest at 6% per annum. We loaned $60,000 to Ransom W. Etheridge in November 2001 for the purpose of exercising 15,000 class A redeemable warrants. This loan bears interest at 6% per annum.

      We paid $33,450, $18,800 and $7,600 for the years ending December 31, 2002, 2003 and 2004, respectively to Carter Realty for the rent of property used at various times in years 2002, 2003 and 2004 by us. The property was owned by others, but was acquired in 2004 by Resort House, LLC of which William A. Carter has a minority interest.

Antoni Esteve, one of our former Directors, was a Member of the Executive Committee and Director of Scientific and Commercial Operations of Laboratorios Del Dr. Esteve S.A. In March 2002, our European subsidiary Hemispherx S.A. entered into a Sales and Distribution Agreement with Laboratorios Del Dr. Esteve S.A. In addition, in March 2003, we issued 347,445 shares of our common stock to Provesan SA, an affiliate of Laboratorios Del Dr. Esteve S.A., in exchange for 1,000,000 Euros of convertible preferred equity certificates of Hemispherx S.A., owned by Laboratorios Del Dr. Esteve S.A. Dr. Esteve resigned from the Board on December 16, 2004, after serving one year.

There are no material proceedings to which any officer, director or affiliate, or any associate thereof is a party adverse to the Company or has a material interest adverse to the Company.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Exchange Act requires our officers and Directors, and persons who own more than ten percent of a registered class of equity securities, to file reports with the Securities and Exchange Commission reflecting their initial position of ownership on Form 3 and changes in ownership on Form 4 or Form 5. Based solely on a review of the copies of such Forms received by us, we believe that, during the fiscal year ended December 31, 2004, all of our officers, Directors and ten percent stockholders complied with all applicable Section 16(a) filing requirements on a timely basis, except that Dr. Esteve, a former director, and Mr. Kiani did not file a Form 3.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

      The summary compensation table below sets forth the aggregate compensation paid or accrued by us for the fiscal years ended December 31, 2004, 2003 and 2002 to (i) our Chief Executive Officer and (ii) our five most highly paid executive officers other than the CEO who were serving as executive officers at the end of the last completed fiscal year and whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executives").

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                                                                    All Other
                                                   Restricted      Warrants &      Compensation
Name and Principal Position   Year    Salary ($)   Stock Awards    Options Awards       (1)
-----------------------------------------------------------------------------------------------
William A. Carter             2004    (2)605,175        -          (3)  320,000      $32,003
  Chairman of the             2003    (2)582,461        -          (4)1,450,000       28,375
   Board and CEO              2002    (2)565,514        -          (5)1,000,000       24,747

Robert E. Peterson            2004    (6)221,242        -          (7)   63,824          -
  Chief Financial             2003    (6)193,816        -           -                    -
   Officer                    2002    (6)187,689        -          (5)  200,000          -

David R. Strayer, M.D.        2004       180,394        -          (8)   10,000          -
  Medical Director            2003       190,096        -           -                    -
                              2002       178,594        -          (5)   50,000          -

Carol A. Smith, Ph.D.         2004       134,658        -          (8)   10,000          -
  Director of                 2003       140,576        -           -                    -
   Process Development        2002       128,346        -          (5)   20,000          -

                              2004       149,000        -          (8)   10,000          -
Mei-June Liao, Ph.D.,         2003    (9)100,575        -           -                    -
  V.P. of Quality Control     2002           -          -           -                    -

----------
(1) Consists of insurance premiums paid by us with respect to term life and disability insurance for the benefit of the named executive officer.

(2)   Includes bonuses of $96,684,  $99,481 and $121,035 in 2002, 2003 and 2004,
      respectively.

(3) Consist of a stock option grant of 320,000 shares exercisable at $2.60 per share.

(4)   Represents   warrants  to  purchase   1,450,000  shares  of  common  stock
      exercisable at $2.20 per share.

(5) Represents number of options to purchase shares of common stock at $2 per share.

(6) 2002 includes a bonus of $36,634 and 2003 includes a bonus of $37,830 both paid in 2004, 2004 includes a bonus of $44,248 which was paid in 2005.

(7) Consist of stock option grant of 50,000 shares exercisable at $3.44 per share and 13,824 stock options to purchase common stock at $2.60 per share.

(8)   Consists of stock option grant exercisable at $1.90 per share.

(9)   Compensation since March 2003. Employed by ISI prior to that.

      The following table sets forth certain information regarding stock options granted during 2004 to the executive officers named in the Summary Compensation Table.

-----------------------------------------------------------------------------------------------------------------------
                            Individual Grants
-----------------------------------------------------------------------------------------------------------------------
                                       Percentage Of
                       Number Of       Total Options                                    Potential Realizable Value At
                      Securities        Granted To                                       Assumed Rates Of Stock Price
                      Underlying       Employees In       Exercise                       Appreciation For Options Term
                       Warrants         Fiscal Year      Price Per     Expiration       -------------------------------
      Name             Granted            2004(1)        Share (2)        Date             5% (3)            10%(3)
-----------------------------------------------------------------------------------------------------------------------
Carter, W.A.           320,000             50.5            $2.60         9/7/14          $1,357,130       $2,161,355
-----------------------------------------------------------------------------------------------------------------------
Peterson, R.            50,000             10.1             3.44         6/22/14            280,170          446,123
                        13,864                              2.60         9/7/14              58,627           93,369
-----------------------------------------------------------------------------------------------------------------------
Strayer, D.             10,000              1.6             1.90         12/7/14             30,949           49,498
-----------------------------------------------------------------------------------------------------------------------
Smith, C.               10,000              1.6             1.90         12/7/14             30,949           49,498
-----------------------------------------------------------------------------------------------------------------------
Liao, M.                10,000              1.6             1.90         12/7/14             30,949           49,498
-----------------------------------------------------------------------------------------------------------------------
Hansen, R.              10,000              1.6             1.90         12/7/14             30,949           49,498
-----------------------------------------------------------------------------------------------------------------------

(1)   Total stock options issued to employees in 2004 were 633,080.

(2) The exercise price is equal to the closing price of our common stock at the date of issuance.

(3) Potential realizable value is based on an assumption that the market price of the common stock appreciates at the stated rates compounded annually, from the date of grant until the end of the respective option term. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price appreciation.

The following table sets forth certain information regarding the stock options held as of December 31, 2004 by the individuals named in the above Summary Compensation Table.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE

                                                                                             Value of Unexercised
                                                         Securities Underlying               In-the-Money-Options
                                                         Unexercised Warrants/               At Fiscal Year End (1)
                                                         Options at Fiscal
                        Shares                           Year End Numbers                    Dollars
                        Acquired on     Value
Name                    Exercise (#)    Realized ($)     Exercisable        Unexercisable    Exercisable       Unexercisable
----------------------------------------------------------------------------------------------------------------------------
William Carter              --              --           5,325,378(2)        250,000(3)         $69,750            $ --
Robert Peterson             --              --             453,750(4)             --                 --              --
David Strayer               --              --             130,000(5)         10,000(7)              --              --
Carol Smith                 --              --              41,791(6)         10,000(7)              --              --
Mei-June Liao               --              --                  --            10,000(7)              --              --
Robert Hansen               --              --                  --            10,000(7)              --              --

----------
(1) Computation based on $1.90, the December 31, 2004 closing bid price for the common stock on the American Stock Exchange.

(2) Consist of (i) 750,000 warrants exercisable at $2.00 per share expiring on August 13, 2007 (ii) 188,325 warrants exercisable at $6.00 per share expiring on February 22, 2006 (iii) 188,325 warrants exercisable at $9.00 per share expiring on February 22, 2006 (iv) 1,450,000 warrants to purchase common stock at $2.20 per share expiring on September 8, 2008,
      (v) 320,000 stock option exercisable at $2.60 per share expiring on September 7, 2014 and (vi) 73,728 stock options exercisable at $2.71 per share until exercised. Also includes 2,355,000 warrants and options held in the name of Carter Investments, L.C. of which W.A. Carter in the principal beneficiary. These securities consist of (i) 170,000 warrants exercisable at $4.00 per share expiring on January 1, 2008,(ii) 300,000 warrants exercisable at $6.00 per share expiring on January 1, 2006 (iii) 20,000 warrants exercisable at $4.00 per share expiring on 2008,(iv) 465,000 warrants exercisable at $1.75 expiring on January 1, 2008, and 1,400,000 warrants exercisable at $3.50 per share expiring on September 30, 2007.

(3) Consists of (i) 250,000 warrants exercisable at $2.00 per share expiring on August 13, 2007.

(4) Consists of (i) 10,000 stock options exercisable at $4.03 per share expiring on January 3, 2011 (ii) 13,750 stock options exercisable at $3.50 per share expiring on January 22, 2007, (iii) 200,000 warrants exercisable at $2.00 per share expiring on August 13, 2007, (iv) 50,000 warrants exercisable at $3.50 expiring on March 1, 2006, (v) 100,000 warrants exercisable at $5.00 per share expiring on April 14, 2006, (vi) 30,000 warrants exercisable at $5.00 per share expiring on February 28, 2009 and 50,000 options to purchase common stock at $3.44 per share expiring June 22, 2014.

(5) Consists of (i) 50,000 warrants exercisable at $2.00 per share expiring on August 13, 2007, (ii) 50,000 warrants exercisable at $4.00 per share expiring on February 28, 2008, (iii) 10,000 stock options exercisable at $4.03 expiring on January 3, 2011 and (iv) 20,000 stock options exercisable at $3.50 per share expiring on January 22, 2007.

(6) Consists of (i) 20,000 warrants exercisable at $2.00 per share expiring on August 13, 2007, (ii) 5,000 warrants exercisable at $4.00 per share expiring on June 7, 2008, (iii) 10,000 stock options exercisable at $4.03 per share expiring on January 3, 2016, and (iv) 6,791 stock options exercisable at $3.50 per share expiring on January 22, 2007.

(7) Consists of options to purchase common stock at $1.90 per share expiring on December 7, 2014.

      In September 2003, our Board of Directors changed the non-employee Board Member compensation to be 50% cash and 50% stock. The Board's stock compensation is to be paid on the first day of each calendar quarter. The number of shares paid shall have a value of $12,500 with the value of the shares being determined by the closing price of our common stock on the American Stock Exchange on the last trading day of the preceding quarter. In no event shall the number of shares issued under this plan exceed 1,000,000 shares over a ten-year period.

Employment and Change in Control Agreements

      On March 11, 2005, our Board of Directors, at the recommendation of the Compensation Committee, approved an amended and restated employment agreement and an amended and restated engagement agreement with Dr. William A. Carter.

      The amended and restated employment agreement provides for Dr. Carter's employment as our Chief Executive Officer and Chief Scientific Officer until December 31, 2010 unless sooner terminated for cause or disability. The agreement automatically renews for successive one year periods after the initial termination date unless we or Dr. Carter give written notice otherwise at least ninety days prior to the termination date or any renewal period. Dr. Carter has the right to terminate the agreement on 30 days' prior written notice. The initial base salary retroactive to January 1, 2005 is $290,888, subject to adjustment based on the average increase or decrease in the Consumer Price Index for the prior year. In addition, Dr. Carter could receive an annual performance bonus of up to 25% of his base salary, at the sole discretion of the Compensation Committee of the Board of Directors, based on his performance or our operating results. Dr. Carter will not participate in any discussions concerning the determination of his annual bonus. Dr. Carter is also entitled to an incentive bonus of 0.5% of the gross proceeds received by us from any joint venture or corporate partnering arrangement. Dr. Carter's agreement also provides that he be paid a base salary and benefits through the last day of the then term of the agreement if he is terminated without "cause", as that term is defined in agreement. In addition, should Dr. Carter terminate the agreement or the agreement be terminated due to his death or disability, the agreement provides that Dr Carter be paid a base salary and benefits through the last day of the month in which the termination occurred and for an additional twelve month period. Pursuant to his original agreement, Dr. Carter was granted options to purchase 73,728 (post split) shares in 1991. The exercise period of these options is extended through December 31, 2010 and, should Dr. Carter's employment agreement be extended beyond that date, the option exercise period is further extended to the last day of the extended employment period.

      On May 9, 2005, our Board of Directors, at the recommendation of the Compensation Committee, approved an amendment to the amended and restated employment agreement with Dr. William A. Carter whereby the amount of life insurance provided for the benefit of Dr. Carter on his life was increased to $2,800,000.

      The amended and restated engagement agreement, retroactive to January 1, 2005, provides for our engagement of Dr. Carter as a consultant related to patent development, as one of our Directors and as chairman of the Executive Committee of our Board of Directors until December 31, 2010 unless sooner terminated for cause or disability. The agreement automatically renews for successive one year periods after the initial termination date or any renewal period. Dr. Carter has the right to terminate the agreement on 30 days' prior written notice. The initial base fee as of January 1, 2004 is $207,777, subject to annual adjustments equal to the percentage increase or decrease of annual dollar value of Directors' fees provided to our Directors during the prior year. The annual fee is further subject to adjustment based on the average increase or decrease in the Consumer Price Index for the prior year. In addition, Dr. Carter could receive an annual performance bonus of up to 25% of his base fee, at the sole direction of the Compensation Committee of the Board of Directors, based on his performance. Dr. Carter will not participate in any discussions concerning the determination of this annual bonus. Dr. Carter's agreement also provides that he be paid his base fee through the last day of the then term of the agreement if he is terminated without "cause", as that term is defined in the agreement. In addition, should Dr. Carter terminate the agreement or the agreement be terminated due to his death or disability, the agreement provides that Dr. Carter be paid fees due him through the last day of the month in which the termination occurred and for an additional twelve month period.

      On February 14, 2005 we entered into an agreement with The Sage Group of Branchburg, New Jersey for R. Douglas Hulse, an Executive Director of The Sage Group, to serve as President and Chief Operating Officer of our company. In addition, other Sage Group principals and Senior Directors will be made available to assist as needed. The engagement is expected to continue for a period of 18 months; however, it is terminable on 30 days written notice by either party after 12 months. Compensation for the services include a ten year warrant to purchase 250,000 shares of our common stock at an exercise price of $1.55. These warrants are to be issued to Sage Healthcare Advisors, LLC and are to vest at the rate of 12,500 per month of the engagement with 25,000 vesting upon completion of the eighteenth month. Vesting accelerates in the event of a merger or a purchase of a majority of our assets or equity. The Sage Group also is to receive a monthly retainer of $10,000 for the period of the engagement. In addition, for each calendar year (or part thereof) during which the agreement is in effect, The Sage Group will be entitled to an incentive bonus in an amount equal to 0.5% of the gross proceeds received by us during such year from any joint ventures or corporate partnering arrangements. After termination of the agreement, The Sage Group will only be entitled to receive the incentive bonus based upon gross proceeds received by us during the two year period commencing on the termination of the agreement with respect to any joint ventures or corporate partnering arrangements entered into by us during the term of the agreement. Mr. Hulse will devote approximately two to two and one half days per week to our business.

      We entered into an engagement agreement, retroactive to January 1, 2005, with Ransom W. Etheridge which provides for Mr. Etheridge's engagement as our General Counsel until December 31, 2009 unless sooner terminated for cause or disability. The agreement automatically renews for successive one year periods after the initial termination date unless we or Mr. Etheridge give written notice otherwise at least ninety days prior to the termination date or any renewal period. Mr. Etheridge has the right to terminate the agreement on 30 days' prior written notice. The initial annual fee for services is $96,000 and is annually subject to adjustment based on the average increase or decrease in the Consumer Price Index for the prior year. Mr. Etheridge's agreement also provides that he be paid all fees through the last day of then current term of the agreement if he is terminated without "cause" as that term is defined in the agreement. In addition, should Mr. Etheridge terminate the agreement or the agreement be terminated due to his death or disability, the agreement provides that Mr. Etheridge be paid the fees due him through the last day of the month in which the termination occurred and for an additional twelve month period. Mr. Etheridge will devote approximately 85% of his business time to our business.

      We entered into an amended and restated engagement agreement, retroactive to January 1, 2005, with Robert E. Peterson which provides for Mr. Peterson's engagement as our Chief Financial Officer until December 31, 2010 unless sooner terminated for cause or disability. Mr. Peterson has the right to terminate the agreement on 30 days' prior written notice. The initial annual fee for services is $202,680 and is annually subject to increases based on the average increase in the cost of inflation index for the prior year. Mr. Peterson shall receive an annual bonus in each year that our Chief Executive Officer is granted a bonus. The bonus shall equal a percentage of Mr. Peterson's base annual compensation comparable to the percentage bonus received by the Chief Executive Officer. In addition, Mr. Peterson shall receive bonus compensation upon Federal Drug Administration approval of commercial application of Ampligen. Mr. Peterson's agreement also provides that he be paid all fees through the last day of then current term of the agreement if he is terminated without "cause" as that term is defined in the agreement. In addition, should Mr. Peterson terminate the agreement or the agreement be terminated due to his death or disability, the agreement provides that Mr. Peterson be paid the fees due him through the last day of the month in which the termination occurred and for an additional twelve month period. Mr. Peterson will devote approximately 85% of his business time to our business.

      On March 11, 2005 the Board of Directors, deeming it essential to the best interests of our shareholders to foster the continuous engagement of key management personnel and recognizing that, as is the case with many publicly held corporations, a change of control might occur and that such possibility, and the uncertainty and questions which it might raise among management, might result in the departure or distraction of management personnel to the detriment of our company and our shareholders, determined to reinforce and encourage the continued attention and dedication of members of our management to their engagement without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of our company and entered into identical agreements regarding change in control with William
A. Carter, our Chief Executive Officer and Chief Scientific Officer, Robert E. Peterson, our Chief Financial Officer and Ransom W. Etheridge, our General Counsel. Each of the agreements regarding change in control became effective March 11, 2005 and continue through December 31, 2007 and shall extend automatically to the third anniversary thereof unless we give notice to the other party prior to the date of such extension that the agreement term will not be extended. Notwithstanding the foregoing, if a change in control occurs during the term of the agreements, the term of the agreements will continue through the second anniversary of the date on which the change in control occurred. Each of the agreements entitles William A. Carter, Robert E. Peterson and Ransom W. Etheridge, respectively, to change of control benefits, as defined in the agreements and summarized below, upon their respective termination of employment/engagement with our company during a potential change in control, as defined in the agreements or after a change in control, as defined in the agreements, when their respective terminations are caused (1) by us for any reason other than permanent disability or cause, as defined in the agreement (2) by William A. Carter, Robert E. Peterson and/or Ransom W. Etheridge, respectively, for good reason as defined in the agreement or, (3) by William A. Carter, Robert E. Peterson and/or Ransom W. Etheridge, respectively for any reason during the 30 day period commencing on the first date which is six months after the date of the change in control.

The benefits for each of the foregoing executives would be as follows:

      o A lump sum cash payment of three times his base salary and annual bonus amounts; and

      o     Outplacement benefits.

Each agreement also provides that the executive is entitled to a "gross-up" payment to make him whole for any federal excise tax imposed on change of control or severance payments received by him.

Dr. Carter's agreement also provides for the following benefits:

      o Continued insurance coverage through the third anniversary of his termination; and

      o Retirement benefits computed as if he had continued to work for the above period.

Compensation of Directors

      The compensation package for Members of the Board of Directors was changed on September 9, 2003. Board member compensation consists of an annual retainer of $100,000 to be paid 50% in cash and 50% in Company common stock. On September 9, 2003 the Directors approved a 10 year plan which authorizes up to 1,000,000 shares for use in supporting this compensation plan. In addition, all non-employee Directors received some compensation in 2003 for special project work performed on our behalf. This project work ceased as of September 30, 2003. All Directors have been granted options to purchase common stock under our Stock Option Plans and/or Warrants to purchase common stock. We believe such compensation and payments are necessary in order for us to attract and retain qualified outside Directors.

2004 Equity Incentive Plan

      Our 2004 Equity Incentive Plan ("2004 Plan") provides for the grant of non-qualified and incentive stock options, stock appreciation rights, restricted stock and other stock awards to our employees, Directors, officers, consultants and advisors for the purchase of up to an aggregate of 8,000,000 shares of common stock. The 2004 plan is administered by the Board of Directors, which has complete discretion to select eligible individuals to receive and to establish the terms of grants under the plan. Stock options awarded under the Equity Incentive Plan may be exercisable at such times (not later than 10 years after the date of grant) and at such exercise prices (not less than fair market value at the date of grant) as the Board may determine. The Board may provide for options to become immediately exercisable upon a "change in control" as defined in the plan. The number of shares of common stock available for grant under the 2004 Plan is subject to adjustment for changes in capitalization. As of December 31, 2004, 7,366,920 shares were available for grants under the 2004 Plan. Unless sooner terminated, the Equity Incentive Plan will continue in effect for a period of 10 years from its effective date

1990 Stock Option Plan

      Our 1990 Stock Option Plan, as amended ("1990 Plan"), provides for the grant of options to our employees, Directors, officers, consultants and advisors for the purchase of up to an aggregate of 460,798 shares of common stock. The 1990 plan is administered by the Compensation Committee of the Board of Directors, which has complete discretion to select eligible individuals to receive and to establish the terms of option grants. The number of shares of common stock available for grant under the 1990 Plan is subject to adjustment for changes in capitalization. As of December 31, 2004, no options were available for grants under the 1990 plan. This plan remains in effect until terminated by the Board of Directors or until all options are issued.

401(K) Plan

      In December 1995, we established a defined contribution plan, effective January 1, 1995, entitled the Hemispherx Biopharma employees 401(K) Plan and Trust Agreement. All of our full time employees are eligible to participate in the 401(K) plan following one year of employment. Subject to certain limitations imposed by federal tax laws, participants are eligible to contribute up to 15% of their salary (including bonuses and/or commissions) per annum. Participants' contributions to the 401(K) plan may be matched by Hemispherx at a rate determined annually by the Board of Directors. Each participant immediately vests in his or her deferred salary contributions, while our contributions will vest over one year. In 2004 we provided matching contributions to each employee for up to 6% of annual pay for a total of $76,886 for all eligible employees.

Compensation Committee Interlocks and Insider Participation

      During the fiscal year ended December 31, 2004, the members of our Compensation Committee were William Mitchell and Richard Piani. Please see "Certain Relationships And Related Transactions" above for additional information.

      Notwithstanding anything to the contrary, the following report of the Compensation Committee, the report of the Audit Committee on page 9, and the performance graph on page 25 shall not be deemed incorporated by reference this Proxy Statement into any filing under the Securities Act of 1933, or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Report on Compensation

      The Compensation Committee makes recommendations concerning salaries and compensation for our employees and consultants.

      The following report of the compensation committee discusses our executive compensation policies and the basis of the compensation paid to our executive officers in 2004.

      In general, the compensation committee seeks to link the compensation paid to each executive officer to the experience and performance of such executive officer. Within these parameters, the executive compensation program attempts to provide an overall level of executive compensation that is competitive with companies of comparable size and with similar market and operating characteristics.

      There are three elements in our executive total compensation program, all determined by individual and corporate performance as specified in the various employment agreements; base salary, annual incentive, and long-term incentives.

Base Salary

      The Summary Compensation Table shows amounts earned during 2004 by our executive officers. The base compensation of such executive officers is set by terms of the employment agreement entered into with each such executive officer. We established the base salaries for Chief Executive Officer, Dr. William A. Carter under an employment agreement in December 3, 1998 (as amended and restated on March 11, 2005), which provides for a base salary of

$290,887.68. In addition, we entered into an agreement with Dr. Carter for his services as a consultant related to patient development, development of patents and as a member of our Board of Directors. This agreement establishes a base annual fee of $207,776.88. Both agreements are subject to annual cost of living adjustments. Dr. Carter is entitled to an annual performance bonus of up to 25% of the base salary of each agreement at the discretion of the compensation committee of the Board of Directors.

      On March 11, 2005, we entered into an extended engagement agreement with Robert E. Peterson, Chief Financial Officer retroactive to January 1, 2005 for a base annual fee of $202,680 until December 31, 2010. Mr. Peterson's agreement allows for annual cost of living increases and a performance bonus.

      On March 11, 2005, we entered into an engagement agreement with Ransom W. Etheridge, Corporate General Counsel, retroactive to January 1, 2005 for an annual fee of $96,000 until December 31, 2009.

Annual Incentive

      Our Chief Executive Officer and our Chief Financial Officer are entitled to an annual incentive bonus as determined by the compensation committee based on such executive officers' performance during the previous calendar year. The cash bonus awarded to our Chief Executive Officer in 2004 and the cash bonus awarded to the Chief Financial Officer in 2004 were determined based on this provision in their employment agreements.

Long-Term Incentives

      We grant long-term incentive awards periodically to align a significant portion of the executive compensation program with stockholder interest over the long-term through encouraging and facilitating executive stock ownership. Executives are eligible to participate in our incentive stock option plans. Our Chief Executive Officer and President, Dr. William Carter, received a grant of 320,000 stock options in 2004. These options are exercisable at $2.60 per share and expire on September 7, 2014, unless previously exercised. The options vested on September 8, 2004.

      On June 23, 2004, our Chief Financial Officer, Robert E. Peterson, was granted 50,000 stock options exercisable at $3.44 per share expiring on June 22, 2014 unless previously exercised. These options were issued in connection with his renewed and extended employment agreement. On September 8, 2004 Mr. Peterson was granted 13,824 stock options exercisable at $2.60 per share expiring on September 7, 2014.

      Ransom Etheridge, our Corporate Secretary and General Counsel, was awarded 50,000 stock options on September 8, 2004 exercisable at $2.60 per share expiring September 7, 2014, unless previously exercised.

Chief Executive Officer Compensation

      The Summary Compensation Table shows that during the year 2004 the Company's Chief Executive Officer, Dr. William A. Carter, earned $605,175 in base compensation pursuant to the terms of his employment agreements.

      The Compensation Committee believes that Dr. Carter's total compensation is consistent with the median compensation for CEO's in comparable companies. Factors reviewed by the Compensation Committee's assessment of the Company's and the CEO's performance includes individual performance, growth in revenue and expense management and implementation of the Company's business strategy.

Compliance With Internal Revenue Code Section 162(m).

      One of the factors the Compensation Committee considers in connection with compensation matters is the anticipated tax treatment to Hemispherx and to the executives of the compensation arrangements. The deductibility of certain types of compensation depends upon the timing of an executive's vesting in, or exercise of, previously granted rights. Moreover, interpretation of, and changes in, the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. Accordingly, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its other compensation objectives.

           This report submitted by the Compensation Committee of the
                         Company's Board of Directors.

                                Richard C. Piani
                             Dr. William M. Mitchell

                       COMPARATIVE STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return for the Company's common stock since December 31, 1999 to the cumulative total returns of (i) the Standard & Poor's Smallcap 600 Index and (ii) a peer group index for the same period, assuming an investment of $100 in each of the Company's common stock, the Standard & Poor's Smallcap 600 Index and the peer group index.

[The following information was depicted as a line chart in the printed material]

                                                                           INDEXED RETURNS
                                      Base                                   Years Ending
                                    Period
Company Name / Index                 Dec99         Dec00          Dec01          Dec02          Dec03          Dec04
--------------------------------------------------------------------------------------------------------------------
HEMISPHERX BIOPHARMA INC              100          47.80          45.28          21.43          22.74          19.12
S&P 600 INDEX                         100         111.80         119.11         101.68         141.13         173.09
PEER GROUP                            100          66.24          98.29          53.31          56.15          26.60

                      ASSUMES $100 INVESTED ON JAN. 1, 1999
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2004

                          Total Return to Shareholders
                      (Includes reinvestment of dividends)

                                                                       ANNUAL RETURN PERCENTAGE
                                                                             Years Ending

Company Name / Index                               Dec00          Dec01          Dec02          Dec03          Dec04
--------------------------------------------------------------------------------------------------------------------
HEMISPHERX BIOPHARMA INC                          -52.20          -5.26         -52.67           6.10         -15.93
S&P 600 INDEX                                      11.80           6.54         -14.63          38.79          22.65
PEER GROUP                                        -33.76          48.39         -45.76           5.33         -52.63

Peer Group Companies
--------------------------------------------------------------------------------------------------------------------
AVI BIOPHARMA INC
IMMUNE RESPONSE CORP/DE
LA JOLLA PHARMACEUTICAL CO
MAXIM PHARMACEUTICALS INC

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth as of April 25, 2005, the number and percentage of outstanding shares of common stock beneficially owned by:

      o Each person, individually or as a group, known to us to be deemed the beneficial owners of five percent or more of our issued and outstanding common stock;

      o     each of our Directors and the Named Executives; and

      o     all of our officers and Directors as a group.

      As of April 25, 2005, there were no other persons, individually or as a group, known to the Hemispherx to be deemed the beneficial owners of five percent or more of the issued and outstanding common stock.

                                             Shares       % Of Share
Name and Address of                       Beneficially    Beneficially
Beneficial Owner                             Owned           Owned
--------------------------------------------------------------------------------

William A. Carter, M.D                     6,082,868(1)        10.9

Robert E. Peterson                           475,574(2)         *

Ransom W. Etheridge                          464,430(3)         *
2610 Potters Rd
Virginia Beach, VA 23452

Richard C. Piani                             252,469(4)         *
97 Rue Jeans-Jaures
Levaillois-Perret
France 92300

R. Douglas Hulse                             339,400(10)        *
Sage Group, Inc.
3322 Route 22 West
Building 2, Suite 201
Branchburg, NJ 08876

William M. Mitchell, M.D                     228,087(5)         *
Vanderbilt University
Department of Pathology
Medical Center North
21st and Garland
Nashville, TN 37232

David R. Strayer, M.D                        148,746(6)         *

Carol A. Smith, Ph.D                          51,791(7)         *

Steven D. Spence                              44,877(11)        *
245 Park Avenue, 24th Floor
New York, New York 10167

Iraj-Eqhbal Kiani, Ph.D                       12,000(8)         *
Orange County Immune Institute
18800 Delaware Street
Huntingdon Beach, CA 92648

Mei-June Liao, Ph.D                           10,000(9)         *

Robert Hansen                                 10,000(9)         *

All directors and executive
officers as a group
(12 persons)                               8,120,242           14.2%

----------

*     Less than 1%

(1) Includes (i) warrants to purchase 1,450,000 shares of common stock at $2.20 per share, expiring on September 8, 2008, (ii) 1,000,000 warrants to purchase common stock at $2.00 per share expiring on August 7, 2007, (iii) 188,325 warrants to purchase common stock at $6.00 per share expiring on February 22, 2006, (iv) 188,325 warrants to purchase common stock at $9.00 per share expiring on February 22, 2006, (v) 320,000 stock options to purchase common stock at $2.60 per share expiring on September 7, 2014,
      (vi) 73,728 stock options exercisable at $2.71 per share until exercised and (vii) 507,490 shares of common stock. Also includes 2,355,000 warrants and options originally issued to Dr. Carter and subsequently transferred to Carter Investments of which Dr. Carter is a majority owner. These warrants and options include 170,000 warrants to purchase common stock at $4.00 per share expiring January 1, 2008; 300,000 warrants to purchase common stock at $6.00 per share expiring on January 1, 2006; 20,000 warrants to purchase common stock expiring on January 1, 2008; 465,000 warrants to purchase common stock at $1.75 expiring on June 30, 2005 and 1,400,000 warrants to purchase common stock at $3.50 expiring on September 30, 2007.

(2) Includes (i) 13,750 options to purchase common stock at an exercise price of $3.50 per share, expiring on January 7, 2007; (ii) warrants to purchase 50,000 shares of Common stock at an exercise price of $3.50 per share, expiring on February 28, 2006; (iii) warrants to purchase 100,000 shares of common stock at $5.00 per share, expiring on April 14, 2006; (iv) 30,000 warrants to purchase common stock at $5.00 per share an expiring on April 30, 2006 (v) options to purchase 10,000 shares at $4.03 per share that expire on January 3, 2011 (vi) 200,000 warrants exercised at $2.00 per share expiring on August 13, 2007, (vii) 50,000 options to purchase common stock at $3.44 per share expiring on June 22, 2014; (viii) 13,824 options to purchase common stock exercisable at $2.60 per share expiring on September 7, 2014 and (ix) 8,000 shares of common stock.

(3) Includes (i) 100,000 warrants to purchase common stock at $2.00 per share expiring on August 13, 2007, (ii) 20,000 warrants to purchase common stock at $4.00 per share expiring January 2, 2008, (iii) 100,000 stock options to purchase common stock at $2.75 per share expiring on November 13, 2013,
      (iv) 50,000 stock options to purchase common stock at $2.60 per share expiring on September 7, 2014 and 94,430 shares of common stock. Also includes 100,000 stock options originally issued to Mr. Etheridge and subsequently transferred to relatives and trusts. These options to purchase common stock at $2.75 expire on December 4, 2013.

(4) Includes (i) 20,000 warrants to purchase common stock at $4.00 per share expiring on January 1, 2006, (ii) 54,608 stock options to purchase Common Stock at $2.60 per share expiring on September 7, 2014, (iii) 100,000 warrants exercisable at $2.00 per share expiring on August 13, 2007, (iv) 59,961 shares of common stock owned by Mr. Piani (v) 12,900 shares of common stock owned jointly by Mr. and Mrs. Piani; and (vi) 5,000 shares of common stock owned by Mrs. Piani.

(5) Includes (I) warrants to purchase 12,000 shares of common stock at $6.00 per share, expiring on August 25, 2008; (ii) 50,000 stock options to purchase common stock at $2.60 per share expiring on September 7, 2014,(iii) 100,000 warrants exercisable at $2.00 per share expiring in August 13, 2007 and 66,087 shares of common stock.

(6) Includes (i) stock options to purchase 20,000 shares of common stock at $3.50 per shares expiring on February 22, 2007; (ii) 50,000 warrants to purchase common stock at $4.00 per shares expiring on February 28, 2008;
      (iii) 10,000 stock options  exercisable at $4.03 per share and expiring on

      January 3, 2011; 50,000 warrants to purchase common stock at $2.00 per share and expiring on August 13, 2007, 10,000 stock options to purchase common stock at $1.90 per share expiring on December 7, 2014 and (iv) 8,746 shares of common stock.

(7) Consists of 5,000 warrants to purchase common stock at $4.00 per share expiring June 7, 2008; 6,791 stock options exercisable at $3.50 expiring January 22, 2007, 20,000 warrants exercisable at $2.00 per share expiring in August 13, 2007, options to purchase 10,000 shares of common stock at $
      4.03 per share expiring on January 3, 2011 and 10,000 stock options to purchase common stock at $1.90 per share expiring on December 7, 2014.

(8) Consist of 12,000 warrants exercisable at $3.86 per share expiring on April 30, 2005.

(9) Consists of options to purchase common stock at $1.90 per share expiring on December 7, 2014.

(10) Consists of 250,000 options to purchase common stock at $1.55 expiring February 13, 2015. These warrants vest at the rate of 12,000 per month beginning March 14, 2005. These options are issued to Sage Healthcare, LLC, an affiliate of The Sage Group. Also includes 89,400 shares of common stock owned by The Sage Group.

(11)  Consists of 44,877 shares of common stock.

                                 PROPOSAL NO. 2

     RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

      The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of BDO Seidman, LLP as independent registered public accountants of Hemispherx for the fiscal year ending December 31, 2005 subject to ratification by the stockholders. BDO Seidman, LLP has served as Hemispherx's independent auditors since June 2000.

      At the Annual Stockholder's Meeting on June 23, 2004, and pursuant to the recommendation of the Audit Committee of the Board of Directors, stockholders ratified the appointment of the firm of BDO Seidman, LLP, as independent accountants, to audit the financial statements of the Company for the year end December 31, 2004.

All audit and professional services provided by BDO Seidman, LLP are approved by the Audit Committee. The total fees billed by BDO Seidman, LLP were $308,497 in 2003 and $226,484 in 2004. The following table shows the aggregate fees billed to us by BDO Seidman, LLP for professional services rendered during the year ended December 31, 2004.

--------------------------------------------------------------------------------
                                                Amount ($)
--------------------------------------------------------------------------------
Description of Fees                 2003                        2004
--------------------------------------------------------------------------------
Audit Fees                        $264,917                    $149,950
--------------------------------------------------------------------------------
Audit-Related Fees                  43,580                     76,534
--------------------------------------------------------------------------------
Tax Fees                             -                           -
--------------------------------------------------------------------------------
All Other Fees                       -                           -
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total                             $308,497                    $226,484
                                  ========                    ========
--------------------------------------------------------------------------------

Audit Fees

      Represents fees for professional services provided for the audit of our annual financial statements and review of our financial statements included in our quarterly reports and services in connection with statutory and regulatory filings.

Audit-Related Fees

      Represents the fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including those in 2003 and 2004 related to the acquisition of ISI.

      The Audit Committee has determined that BDO Seidman, LLP's rendering of these non-audit services is compatible with maintaining auditors independence. The Board of Directors considers BDO Seidman, LLP to be well qualified to serve as our independent public accountants. The committee also approved the charges for services performed in 2004.

      The Audit Committee pre-approves all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwriting) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provisions of non-audit services for us if the "de minimus" provisions of Section 10A (i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

      The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 2.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF HEMISPHERX AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                                     GENERAL

      Unless contrary instructions are indicated on the proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of all Directors nominated and FOR Proposal No. 2.

      The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                                             By Order of the Board of Directors,
                                             Ransom W. Etheridge, Secretary

      Philadelphia, Pennsylvania
      May 13, 2005

                                     ANNEX A

                           HEMISPHERX BIOPHARMA, INC.
                             AUDIT COMMITTEE CHARTER

                                as of April 2005

I. General Statement of Purpose

The purposes of the Audit Committee of the Board of Directors (the "Audit Committee") of Hemispherx Biopharma, Inc. (the "Company") are to:

      o oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements;

      o take, or recommend that the Board of Directors of the Company (the "Board") take, appropriate action to oversee the qualifications, independence and performance of the Company's independent registered public accountants; and

      o prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

II. Composition

The Audit Committee shall consist of at least three (3) members of the Board, each of whom must (1) be "independent" as defined in Sections 121 and 803(a) under the Company Guide of the American Stock Exchange ("AMEX"); (2) meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under
Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subject to the exemptions provided in Rule 10A-3(c) under the Exchange Act; and (3) not have participated in the preparation of the financial statements of the Company or a current subsidiary of the Company at any time during the past three years.

Each member of the Audit Committee must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. One or more members of the Audit Committee may qualify as an "audit committee financial expert" under the rules promulgated by the SEC.

The Corporate Governance and Nomination Committee shall recommend to the Board nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. The members of the Audit Committee shall be appointed annually by the Board and may be replaced or removed by the Board with or without cause. Resignation or removal of a Director from the Board, for whatever reason, shall automatically and without any further action constitute resignation or removal, as applicable, from the Audit Committee. Any vacancy on the

Audit Committee, occurring for whatever reason, may be filled only by the Board. The Board shall designate one member of the Audit Committee to be Chairman of the Committee.

III. Compensation

A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of any other committee established by the Board, receive directly or indirectly from the Company any consulting, advisory or other compensatory fee from the Company. A member of the Audit Committee may receive additional directors' fees to compensate such member for the significant time and effort expended by such member to fulfill his or her duties as an Audit Committee member.

IV. Meetings

The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. A majority of the members of the Audit Committee shall constitute a quorum for purposes of holding a meeting and the Audit Committee may act by a vote of a majority of the members present at such meeting. In lieu of a meeting, the Audit Committee may act by unanimous written consent. The Chairman of the Audit Committee, in consultation with the other committee members, may determine the frequency and length of the committee meetings and may set meeting agendas consistent with this Charter.

V. Responsibilities and Authority

      A.    Review of Charter

            o The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any amendments or modifications to the Charter that the Audit Committee deems appropriate.

      B.    Annual Performance Evaluation of the Audit Committee

            o At least annually, the Audit Committee shall evaluate its own performance and report the results of such evaluation to the Corporate Governance and Nomination Committee.

      C. Matters Relating to Selection, Performance and Independence of Independent Auditor

            o The Audit Committee shall be directly responsible for the appointment, retention and termination, and for determining the compensation, of the Company's independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Audit Committee may consult with management in fulfilling these duties, but may not delegate these responsibilities to management.

            o The Audit Committee shall be directly responsible for oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

            o The Audit Committee shall instruct the independent auditor that the independent auditor shall report directly to the Audit Committee.

            o The Audit Committee shall pre-approve all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to the Company by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the "de minimus" provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

            o The Audit Committee may review and approve the scope and staffing of the independent auditors' annual audit plan(s).

            o The Audit Committee shall request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, as modified or supplemented, require that the independent auditor submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Company, discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and based on such disclosures, statement and discussion take or recommend that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the independent auditors' independence.

            o The Audit Committee may consider whether the provision of the services covered in Items 9(e)(2) and 9(e)(3) of Regulation 14A of the Exchange Act (or any successor provision) is compatible with maintaining the independent auditor's independence.

            o The Audit Committee shall evaluate the independent auditors' qualifications, performance and independence, and shall present its conclusions with respect to the independent auditors to the full Board. As part of such evaluation, at least annually, the Audit Committee shall:

                  o     obtain  and   review  a  report  or  reports   from  the
                        independent auditor describing (1) the auditor's internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review or peer review of the auditors or by any inquiry or investigation by government or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditors, and any steps taken to address any such issues, and (3) in order to assess the auditors' independence, all relationships between the independent auditor and the Company;

                  o review and evaluate the performance of the independent auditor and the lead partner (and the Audit Committee may review and evaluate the performance of other members of the independent auditors' audit staff); and

                  o assure the regular rotation of the audit partners (including, without limitation, the lead and concurring partners) as required under the Exchange Act and Regulation S-X.

            o In this regard, the Audit Committee shall also (1) seek the opinion of management and the internal auditors of the independent auditors' performance and (2) consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm.

            o The Audit Committee may recommend to the Board policies with respect to the potential hiring of current or former employees of the independent auditor.

      D.    Audited Financial Statements and Annual Audit

            o The Audit Committee shall review the overall audit plan (both internal and external) with the independent auditor and the members of management who are responsible for preparing the Company's financial statements, including the Company's Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the "Senior Accounting Executive").

            o The Audit Committee shall review and discuss with management (including the Company's Senior Accounting Executive) and with the independent auditor the Company's annual audited financial statements, including (a) all critical accounting policies and practices used or to be used by the Company,

                  (b) the Company's disclosures under "Management's Discussion and Analysis of Financial Conditions and Results of Operations" prior to the filing of the Company's Annual Report on Form 10-K, and (c) and significant financial reporting issues that have arisen in connection with the preparation of such audited financial statements.

            o     The Audit Committee must review:

                  i. Any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative GAAP methods on the financial statements. The Audit Committee may consider the ramifications of the use of such alternative disclosures and treatments on the financial statements, and the treatment preferred by the independent auditor. The Audit Committee may also consider other material written communications between the registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;

                  ii. Major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;

                  iii. Major issues regarding accounting principles and procedures and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles; and

                  iv. The effects of regulatory and accounting initiatives, as well as off-balance sheet transactions and structures, on the financial statements of the Company.

            o The Audit Committee shall review and discuss with the independent auditor (outside of the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995, and request assurance from the auditor that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

            o     The  Audit   Committee  shall  review  and  discuss  with  the
                  independent auditor any audit problems or difficulties and management's response thereto. This review shall include (1) any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information and (2) any significant disagreements with management.

            o     This review may also include:

                  i.    Any accounting  adjustments  that were noted or proposed
                        by
                        the  auditors  but  were  "passed"  (as   immaterial  or
                        otherwise);

                  ii. Any communications between the audit team and the audit firm's national office regarding auditing or accounting issues presented by the engagement; and

                  iii. Any management or internal control letter issued, or proposed to be issues, by the auditors.

            o The Audit Committee shall discuss with the independent auditors those matters brought to the attention of the Audit Committee by the auditors pursuant to Statement on Auditing Standards No. 61, as amended ("SAS 61").

            o The Audit Committee shall also review and discuss with the independent auditors the report required to be delivered by such auditors pursuant to Section 10A(k) of the Exchange Act.

            o If brought to the attention of the Audit Committee, the Audit Committee shall discuss with the CEO and CFO of the Company
                  (1) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, within the time periods specified in the SEC's rules and forms, and (2) any fraud involving management or other employees who have a significant role in the Company's internal control over financial reporting.

            o Based on the Audit Committee's review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor concerning the independent auditor's independence, the Audit Committee shall make a recommendation to the Board as to whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K for the last fiscal year.

            o The Audit Committee shall prepare the Audit Committee report required by Item 306 of Regulation S-K of the Exchange Act (or any successor provision) to be included in the Company's annual proxy statement.

      E.    Unaudited Quarterly Financial Statements

            o The Audit Committee shall review and may discuss with management and the independent auditor as appropriate, prior to the filing of the Company's Quarterly Reports on Form 10-Q,
                  (1) the Company's quarterly financial statements and the Company's related disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," (2) such issues as may be brought to the Audit

                  Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 100, and (3) any significant financial reporting issues that have arisen in connection with the preparation of such financial statements.

      F.    Earnings Press Releases

            o The Audit Committee shall review and discuss the Company's earnings and related financial information expected to be announced in any press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, including in general, the types of information to be disclosed and the types of presentation to be made (paying particular attention to the use of "pro forma" or "adjusted" non-GAAP information).

      G.    Risk Assessment and Management

            o     The Audit  Committee  shall  discuss  the process by which the
                  Company's   exposure  to  risk  is  assessed  and  managed  by
                  management.

            o In connection with the Audit Committee's discussion of the Company's risk assessment and management guidelines, the Audit Committee may discuss or consider the Company's major financial risk exposures and the steps that the Company's management has taken to monitor and control such exposures.

      H.    Procedures for Addressing Complaints and Concerns

            o The Audit Committee shall establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

            o The Audit Committee may review and reassess the adequacy of these procedures periodically and adopt any changes to such procedures that the Audit Committee deems necessary or appropriate.

      I.    Regular Reports to the Board

            o The Audit Committee shall regularly report to and review with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the independent auditors, and any other matters that the Audit Committee deems appropriate or is requested to review for the benefit of the Board.

VI. Additional Authority

The Audit Committee is authorized, on behalf of the Board, to do any of the following as it deems necessary or appropriate:

      A.    Engagement of Advisors

      o The Audit Committee may engage independent counsel and such other advisors it deems necessary or advisable to carry out its responsibilities and powers, and, if such counsel or other advisors are engaged, shall determine the compensation or fees payable to such counsel or other advisors.

      B.    Legal and Regulatory Compliance

      o The Audit Committee may discuss with management and the independent auditor, and review with the Board, the legal and regulatory requirements applicable to the Company and its subsidiaries and the Company's compliance with such requirements. After these discussions, the Audit Committee may, if it determines it to be appropriate, make recommendations to the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

      o The Audit Committee may discuss with management legal matters (including pending or threatened litigation) that may have a material effect on the Company's financial statements or its compliance policies and procedures.

      C.    Conflicts of Interest

      o The Audit Committee shall conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee shall be required for all such transactions.

      D.    General

      o The Audit Committee may form and delegate authority to subcommittees consisting of one of more of its members as the Audit Committee deems appropriate to carry out its responsibilities and exercise its powers.

      o The Audit Committee may perform such other oversight functions outside of its stated purpose as may be requested by the Board from time to time.

      o In performing its oversight function, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management, the independent auditor and such experts, advisors and professionals as may be consulted with by the Audit Committee.

      o The Audit Committee is authorized to request that any officer or employee of the Company, the Company's outside legal counsel, the Company's independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

      o     The  Audit   Committee  is   authorized   to  incur  such   ordinary
            administrative expenses as are necessary or appropriate in carrying out its duties.

Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether the Company's financial statements are complete, accurate and in accordance with GAAP. Such responsibilities are the duty of management and, to the extent of the independent auditor's audit responsibilities, the independent auditor.

                           HEMISPHERX BIOPHARMA, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  June 22, 2005

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William A. Carter and Ransom W. Etheridge and each of them, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at the Embassy Suites, 1776 Benjamin Franklin Parkway, Philadelphia, Pennsylvania 19103, on Wednesday, June 22, 2005, at 10:00 a.m. local time and at any adjournment thereof, and to vote all of the shares of common stock of Hemispherx Biopharma, Inc. the undersigned would be entitled to vote if personally present, upon the following matters:

Please mark box in blue or black ink.

1.    Proposal No.1-Election of Directors.

      Nominees: William A. Carter, Richard C. Piani, Ransom W. Etheridge, William M. Mitchell, Iraj-Eqhbal Kiani and Steven Spence.

      |_|   For all nominees (except as marked to the contrary below)

      |_|   Authority Withheld as to all Nominees

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME)

William A. Carter   Richard C. Piani   Ransom W. Etheridge   William M. Mitchell
Iraj-Eqhbal Kiani   Steven Spence

2. Proposal No. 2-Ratification of the selection of BDO Seidman, LLP, as independent registered public accountants of Hemispherx Biopharma, Inc. for the year ending December 31, 2005.

                      |_| For   |_| Against   |_| Abstain

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

            THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL OF THE PROPOSALS, INCLUDING FOR ALL OF THE DIRECTOR NOMINEES, AND, IN THE DISCRETION OF THE PROXIES, ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                        Please  date,  sign as name  appears  at
                                        left, and return promptly.  If the stock
                                        is registered in the name of two or more
                                        persons,  each should sign. When signing
                                        as Corporate Officer, Partner, Executor,
                                        Administrator,   Trustee,  or  Guardian,
                                        please give full title. Please note any change in your address alongside the address as it appears in the Proxy.

                                        Dated:
                                              ----------------------------------

                                              ----------------------------------
                                                        Signature

                                              ----------------------------------
                                                       (Print Name)

      SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE